EXHIBIT 99.1

ServiceSource Reports Record Third Quarter 2011 Financial Results

  Reports record revenue in Q3 2011 of $50.1 million, up 31% from Q3 2010
  Exceeds prior guidance and Street expectations for adjusted EBITDA and non-GAAP net income per share
  Raises full-year 2011 revenue guidance to $198 to 199 million, representing growth of 29 – 30% over 2010
  Highlights new customer wins and key expansions in new markets

SAN FRANCISCO, Nov. 10, 2011 (GLOBE NEWSWIRE) -- ServiceSource (Nasdaq:SREV), a global leader in Service Revenue Management, today announced financial results for the third quarter ended September 30, 2011.

"The strategic investments we've made over the past few years are driving momentum throughout our business, exemplified by our record $50 million quarter," said Mike Smerklo, Chairman and CEO of ServiceSource. "With our recent expansion into new vertical markets, we estimate our target opportunity as greater than $250 billion. Through consistent execution around the globe, we are poised to capture a large share of that opportunity, extending our clear market leadership position."

ServiceSource reported revenue of $50.1 million in the third quarter of 2011, an increase of 31% compared to $38.3 million in the third quarter of 2010. Revenue in Asia Pacific and Japan more than doubled compared to the third quarter of 2010 while EMEA grew 26%, demonstrating the Company's strong international presence and revenue mix.

Adjusted EBITDA for the third quarter of 2011 was $3.0 million, exceeding prior guidance of $500,000 to $1.0 million. GAAP net loss for the third quarter of 2011 was $2.8 million, or $0.04 per share. Non-GAAP net income for the third quarter of 2011 was $1.1 million, or $0.01 per diluted share, which exceeded guidance of breakeven to a net loss of one cent per share.

Adjusted EBITDA and non-GAAP net income are defined and reconciled to our GAAP net loss below.

"We are pleased to report third quarter revenues, which exceed our preliminary forecast announced in early October and demonstrate strong year-over-year growth," said David Oppenheimer, CFO of ServiceSource. "While our efforts to drive continued leverage in our business model resulted in higher profits than our guidance, we remain focused on investing strategically in our business, in both sales and marketing and technology, to take advantage of the large market opportunity in front of us."

Business Highlights:

  The Company saw continued strong momentum landing new brand-name customers and expanding with existing customers. The Company added Kaspersky Lab, a leading developer of secure content and threat management solutions, as a new customer and signed several expansion agreements with existing customers. Kaspersky joined the ranks of other industry leaders – such as Dell, Siemens Enterprise Communications, GE Healthcare, Polycom, FICO, and others – that announced deployments of the ServiceSource solution in the third quarter.

  ServiceSource continued to grow its customer base in the SaaS markets, announcing new deployments of its Subscription Lifecycle Management solution for industry leader SuccessFactors as well as for existing customers WebEx, RedHat and Deltek. SuccessFactors chose ServiceSource to optimize the performance of subscription renewals for its Cloud-based BizX software suite to help rapidly scale its renewals operations to better support its continued high growth.

  ServiceSource demonstrated continued rapid growth in Asia Pacific. F5 Networks, the global leader in Application Delivery Networking recently announced that it deployed the ServiceSource solution in 60 days to support its Asia Pacific renewals business and enable a regionally-consistent technology platform for managing recurring maintenance and support revenue.

  The Company also announced new additions to the senior management team. In November, Martin Moran joined the Company as General Manager, EMEA, after more than 15 years of technology industry experience at Salesforce.com, Oracle and Skype. Also, John Boucher was named executive vice president of global sales, bringing 19 years experience from Oracle, where he led sales, acquisitions, business operations and customer service.

  ServiceSource unveiled the Fall 2011 Release of its Analytics Cloud, which allows organizations to access and share global performance dashboards across business lines, provide reliable forecasting and reporting on outstanding and future renewal opportunities, and share historical renewal information. Pitney Bowes Business Insight is using the Analytics Cloud to achieve real-time global visibility into customer behavior regarding renewals, enabling them to make more informed decisions on how to best invest in their customers.

  As further evidence of the Company's strategy to rapidly build and monetize new applications on its Service Revenue Intelligence Platform, ServiceSource announced Progress Software has purchased its Dynamic Quoting Cloud to help manage its service revenue renewals to drive incremental revenue and improve quote accuracy and efficiency throughout its service revenue ecosystem of service sales teams, resellers and end customers.

  The Company announced an exclusive partnership with the Technology Services Industry Association (TSIA), the leading association for technology services organizations, to launch TSIA's newest discipline, Service Revenue Generation. TSIA identifies one partner organization per service discipline to provide its members with thought leadership and resources to help them optimize key service processes within their organizations.

  This month, ServiceSource will host its first annual Investor Day on November 14, followed by its North America Customer SUMMIT and the second anniversary of the Service Executive Industry Board. In October, ServiceSource hosted its Annual EMEA SUMMIT in Hampshire, England, bringing together customers, partners and industry leaders from across the region to discuss how new technologies and solutions can improve revenue management in the services sector. Leading companies, including VMware, NetApp, Microsoft and Juniper Networks discussed how they are using new technologies and comparative analytics to increase revenue and customer loyalty in their respective ecosystems.

Business Outlook

The Company provided the following commentary on its expected business outlook:

  Fourth quarter 2011: The Company forecasts revenue for the fourth quarter of 2011 to be in the range of $53 million to $54 million, adjusted EBITDA of approximately $4.5 million to $5 million, net loss of $2 million to $2.5 million, and non-GAAP net income per diluted share of approximately $0.02 to $0.03 per share. Non-GAAP earnings per share assumes a tax rate of 40% and 77 million fully-diluted shares outstanding.

  Full year 2011: The Company forecasts 2011 revenue to be in the range of $198 million to $199 million, representing 29 – 30% year-over-year growth, adjusted EBITDA to be in the range of $13 million to $13.5 million, net income to be in the range of $11 million to $11.5 million, and non-GAAP net income per diluted share to be in the range of $0.04 to $0.05. Non-GAAP earnings per share assumes a tax rate of 40% and 75 million fully-diluted shares outstanding.

Quarterly Conference Call

ServiceSource will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the call, please dial (877) 293-5486 or outside the U.S. (914) 495-8592, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://ir.servicesource.com/events.cfm under the Events and Presentations menu. An audio replay will be available following the call by calling (855) 859-2056 or (404) 537-3406, with Conference ID 23310236. The replay will also be available on the Company's website at http://ir.servicesource.com.

About ServiceSource

ServiceSource is the global leader in service revenue management, partnering with technology-based companies to optimize maintenance, support and subscription revenue streams, while also improving customer relationships and loyalty. ServiceSource delivers these results via a cloud-based solution, combining its Service Revenue Performance Suite™ of applications with dedicated service sales teams, leveraging a proprietary Service Revenue Intelligence Platform™ of transaction data, benchmarks and best practices. ServiceSource offers its service revenue management solution on a unique pay-for-performance business model that enables a success-driven, shared-risk partnership. The Company is headquartered in San Francisco, and manages service revenue performance for customers across the globe in more than 35 languages.

ServiceSource and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

The ServiceSource logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10784

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding ServiceSource's potential future financial results and momentum in our business. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, changes in market conditions that impact our ability to generate service revenue on our customers' behalf; errors in estimates as to the service revenue we can generate for our customers; risks associated with material defects or errors in our software or the effect of data security breaches; our ability to adapt our solution to changes in the market or new competition; our ability to improve our customers' renewal rates, margins and profitability; our ability to increase our revenue and contribution margin over time from new and existing customers; business strategies; technology development; protection of our intellectual property; investment and financing plans; liquidity; competitive position; the effects of competition; industry environment; and potential growth opportunities; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

The following tables reconcile (i) the business outlook net income (loss) to adjusted EBITDA; (ii) net income (loss) to non-GAAP net income; and (iii) the business outlook net income (loss) per share to non-GAAP diluted earnings per share for the third quarter and full fiscal year:

ServiceSource International, Inc.
Business Outlook
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

		Three Months Ended	Twelve Months Ended
		December 31,	December 31,
		2011	2011

Net income (loss) range…………………………………		$(2,000) -- $(2,500)	$11,000 -- $11,500
Income tax (benefit) provision……………………………		300	(21,000)
Interest & other expense, net…………………………….		100	1,100
Depreciation……………………………………………….		3,100	10,400
EBITDA range…………………………………………….		$1,000 -- $1,500	$1,500 -- $2,000
Stock-based compensation………………………………		3,500	11,500
Adjusted EBITDA range…………………………………		$4,500 -- $5,000	$13,000 -- $13,500

GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended	Twelve Months Ended
		December 31,	December 31,
		2011	2011
Net Income (Loss)
GAAP net income (loss)		$(2,000) -- $(2,500)	$11,000 -- $11,500
Non-GAAP adjustments:
Stock-based compensation	( A )	3,500	11,500
Amortization of internally-developed software	( B )	1,250	4,300
One-time tax benefit due to conversion to corporation	( C )	--	(21,500)
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	( D )	(850)	(2,300)
Non-GAAP net income		$1,300 -- $1,800	$3,000 -- $3,500

Net Income (Loss) Per Share
GAAP diluted net income (loss) per share		$(0.03)	$0.15
Non-GAAP adjustments:
Stock-based compensation	( A )	0.05	0.15
Amortization of internally-developed software	( B )	0.02	0.06
One-time tax benefit due to conversion to corporation	( C )	--	(0.29)
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	( D )	(0.01)	(0.03)
Non-GAAP diluted net income per share	( E )	$0.02 -- $0.03	$0.04 -- $0.05

Shares used in calculating diluted net income per share on a non-GAAP basis		77,000	75,000

 Footnotes to GAAP to Non-GAAP Reconciliation

(A)  Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock options plans. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) One-time tax benefit due to conversion to corporation. We elected to be treated as a corporation under Subchapter C of Chapter 1 of the United States Internal Revenue Code, effective March 1, 2011, and therefore became subject to federal and state tax expense beginning March 1, 2011. As a result of this tax election, we recorded a net deferred tax asset and a one-time non-cash tax benefit of $21.4 million. We excluded the tax benefit from our non-GAAP measures because it is non-recurring and unique to this one time event and is not indicative of our core operating performance.

(D) Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B and C noted above on our non-GAAP net income and adjusts the income tax rate to a normalized effective tax rate of 40%.

(E) For this per share reconciliation, diluted shares were used for the above calculation.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net revenue	$ 50,088	$ 38,316	$ 144,722	$ 108,468
Cost of revenue (1)	28,034	21,895	82,399	63,841
Gross profit	22,054	16,421	62,323	44,627
Operating expenses
Sales and marketing (1)	12,144	9,696	34,664	25,640
Research and development (1)	3,547	1,419	9,650	3,927
General and administrative (1)	8,969	5,444	24,692	13,806

Total operating expenses	24,660	16,559	69,006	43,373
Income (loss) from operations	(2,606)	(138)	(6,683)	1,254
Interest expense	(68)	(325)	(452)	(940)
Other expense, net	350	(275)	(559)	(202)
Income (loss) before provision (benefit) for income taxes	(2,324)	(738)	(7,694)	112
Income tax (benefit) provision	501	265	(21,152)	1,368
Net income (loss)	$ (2,825)	$ (1,003)	$ 13,458	$ (1,256)

Net income (loss) per common share:
Basic	$ (0.04)	$ (0.02)	$ 0.21	$ (0.02)
Diluted	$ (0.04)	$ (0.02)	$ 0.19	$ (0.02)

Weighted-average shares used in computing net income (loss) per common share:
Basic	69,464	57,408	64,989	57,167
Diluted	69,464	57,408	72,208	57,167

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Cost of revenue	$ 470	$ 270	$ 1,286	$ 843
Sales and marketing	1,111	769	2,981	2,214
Research and development	327	305	864	598
General and administrative	1,060	784	2,973	2,362
Total stock-based compensation	$ 2,968	$ 2,128	$ 8,104	$ 6,017

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 58,293	$ 22,652
Short-term investments	45,498	--
Accounts receivable, net	42,804	49,237
Advances to customers	--	18
Current portion of deferred income taxes	5,712	1,155
Prepaid expenses and other	8,252	3,326
Total current assets	160,559	76,388
Property and equipment, net	23,919	19,418
Goodwill	6,334	6,334
Deferred debt issuance costs, net	149	273
Deferred income taxes, net of current portion	28,889	3,780
Other assets, net	1,926	1,910
Total assets	$ 221,776	$ 108,103

Liabilities and Stockholders' / Members' Equity
Current liabilities:
Accounts payable	$ 7,362	$ 3,710
Accrued taxes	3,128	2,233
Accrued compensation and benefits	17,475	11,816
Accrued payables to customers	--	30,640
Other accrued liabilities	6,815	7,575
Current portion of long-term debt	738	2,279
Total current liabilities	35,518	58,253
Long-term debt, net of current portion	1,451	14,939
Other long-term liabilities	1,441	1,027
Total liabilities	38,410	74,219
Stockholders' / members' equity:
Common shares	--	34,161
Common stock	7	--
Treasury stock / shares	(441)	(441)
Additional paid-in capital	165,832	--
Retained earnings	17,763	--
Accumulated other comprehensive income	205	164
Total stockholders' / members' equity	183,366	33,884
Total liabilities and stockholders' / members' equity	$ 221,776	$ 108,103

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities
Net income (loss)	$ 13,458	$ (1,256)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation and amortization	7,109	4,436
Amortization of deferred financing costs	325	124
Accretion of premium on short-lived investments	87	--
Deferred income taxes	(22,229)	(960)
Stock-based compensation	8,104	6,017
Tax benefit from stock-based compensation	(2,382)
Loss on disposal of assets	46	--
Changes in operating assets and liabilities:
Accounts receivable	6,433	(13,207)
Advances to customers	18	534
Prepaid expenses and other	(2,187)	(1,338)
Accounts payable	73	1,186
Accrued taxes	895	7
Accrued compensation and benefits	5,659	2,734
Accrued payables to customers	(30,640)*	19,162
Other accrued liabilities	846	3,698
Net cash (used in) provided by operating activities	(14,385)	21,137

Cash flows from investing activities
Acquisition of property and equipment	(8,784)	(7,427)
Purchases of available-for-sale investments, net	(45,893)	--
Cash used in investing activities	(54,677)	(7,427)

Cash flows from financing activities
Net proceeds from issuances of common stock in public offerings	111,105	--
Proceeds from revolving credit facility	23,424	--
Repayment of revolving credit facility	(23,424)	--
Repayments on long-term debt	(15,747)	(1,204)
Payments of deferred debt issuance costs	(200)	(150)
Cash distributions to members	--	(2,517)
Proceeds from common stock issuances	7,198	415
Repurchases of common stock	--	(315)
Tax benefit from stock-based compensation	2,382	31
Net cash provided by (used in) financing activities	104,738	(3,740)

Net increase in cash and cash equivalents	35,676	9,970
Effect of exchange rate changes on cash	(35)	92
Cash and cash equivalents at beginning of period	22,652	13,169
Cash and cash equivalents at end of period	$ 58,293	$ 23,231

* Activity in 2011 resulted from $18.1 million in payments to Oracle/Sun and the related settlement of accrued payables owed to Oracle/Sun and amounts owed to the Company by Oracle/Sun.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP net income (loss) per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial information is also presented because it is the basis upon which our management assesses our financial performance.

Non-GAAP net income per share consists of net income (loss) plus stock-based compensation, amortization of internally-developed software and applicable adjustments for a one-time tax benefit related to the conversion of ServiceSource from a limited liability corporation to a Delaware corporation.  Stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, other expenses, net, and income tax expense and a deduction for income tax benefit. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense.   In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP in the United States.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA:

ServiceSource International, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income (loss)	$ (2,825)	$ (1,003)	$ 13,458	$ (1,256)
Income tax (benefit) provision	501	265	(21,152)	1,368
Interest expense	68	325	452	940
Other expense, net	(350)	275	559	202
Depreciation and amortization	2,621	1,533	7,109	4,436
EBITDA	15	1,395	426	5,690
Stock-based compensation	2,968	2,128	8,104	6,017
Adjusted EBITDA	$ 2,983	$ 3,523	$ 8,530	$ 11,707

ServiceSource International, Inc.
GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2011	2010	2011	2010
Gross Margin
GAAP gross margin		$ 22,054	$ 16,421	$ 62,323	$ 44,627
Non-GAAP adjustments:
Stock-based compensation	( A )	470	270	1,286	843
Amortization of internally-developed software	( B )	389	287	1,196	872
Non-GAAP gross margin		$ 22,913	$ 16,978	$ 64,805	$ 46,342

Gross Profit %
GAAP gross margin		44%	43%	43%	41%
Non-GAAP adjustments:
Stock-based compensation	( A )	1%	1%	1%	1%
Amortization of internally-developed software	( B )	1%	1%	1%	1%
Non-GAAP gross margin %		46%	45%	45%	43%

Operating expenses
GAAP operating expenses		$ 24,660	$ 16,559	$ 69,006	$ 43,373
Stock-based compensation		(2,498)	(1,858)	(6,818)	(5,174)
Amortization of internally-developed software	( A )	(789)	(264)	(1,922)	(726)
Non-GAAP operating expenses		$ 21,373	$ 14,437	$ 60,266	$ 37,473

Net Income (Loss)
GAAP net income (loss)		$ (2,825)	$ (1,003)	$ 13,458	$ (1,256)
Non-GAAP adjustments:
Stock-based compensation	( A )	2,968	2,128	8,104	6,017
Amortization of internally-developed software	( B )	1,178	551	3,118	1,598
One-time tax benefit due to conversion to corporation	( C )	--	--	(21,417)	--
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	( D )	(228)	(511)	(1,147)	(1,723)
Non-GAAP net income		$ 1,093	$ 1,165	$ 2,116	$ 4,636

Net Income (Loss) Per Share
GAAP diluted net income (loss) per share		$ (0.04)	$ (0.02)	$ 0.19	$ (0.02)
Non-GAAP adjustments:
Stock-based compensation	( A )	0.04	0.04	0.11	0.10
Amortization of internally-developed software	( B )	0.01	0.01	0.04	0.03
One-time tax benefit due to conversion to corporation	( C )	--	--	(0.30)	--
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate
( D )		0.00	(0.01)	(0.01)	(0.03)
Non-GAAP diluted net income per share		$ 0.01	$ 0.02	$ 0.03	$ 0.08

Shares used in calculating diluted net incomer per share on a non-GAAP basis		77,093	58,921	72,208	58,640

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock options plan.  We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) One-time tax benefit due to conversion to corporation. We elected to be treated as a corporation under Subchapter C of
Chapter 1 of the United States Internal Revenue Code, effective March 1, 2011, and therefore became subject to federal and state tax expense beginning March 1, 2011. As a result of this tax election, we recorded a net deferred tax asset and a one-
time non-cash tax benefit of $21.4 million. We excluded the tax benefit from our non-GAAP measures because it is non-
recurring and unique to this one time event and is not indicative of our core operating performance.

(D) Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate.   This adjusts the
provision for income taxes to reflect the effect of the non-GAAP items A, B and C noted above on our non-GAAP net income and adjusts the income tax rate to a normalized effective tax rate of 40%.

ServiceSource International, Inc.
Revenue by Segment
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2011		2010
	$	% of Revenue	$	% of Revenue
NALA	$ 31,952	64%	$ 26,249	68%
EMEA	12,365	25%	9,802	26%
APJ	5,771	11%	2,265	6%
	$ 50,088	100%	$ 38,316	100%

	Nine Months Ended September 30,
	2011		2010
	$	% of Revenue	$	% of Revenue
NALA	$ 88,383	61%	$ 72,776	67%
EMEA	41,612	29%	30,599	28%
APJ	14,727	10%	5,093	5%
	$ 144,722	100%	$ 108,468	100%
CONTACT: The Blueshirt Group
         Investor Relations
         Todd Friedman
         todd@blueshirtgroup.com
         Stacie Bosinoff
         stacie@blueshirtgroup.com
         415-217-7721